                                                       EXHIBIT (d)(1)


                          HOOKER FURNITURE CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN



                            Amendment and Restatement

                         Effective as of January 1, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION I
         Definitions..............................................................................................2
   1.1     Account................................................................................................2
   1.2     Adjustment Date........................................................................................2
   1.3     Allocable Shares.......................................................................................2
   1.4     Beneficiary............................................................................................2
   1.5     Board..................................................................................................2
   1.6     Break in Service.......................................................................................2
   1.7     Code...................................................................................................2
   1.8     Committee..............................................................................................2
   1.9     Company................................................................................................2
   1.10    Company Stock..........................................................................................3
   1.11    Compensation...........................................................................................3
   1.12    Early Retirement Date..................................................................................3
   1.13    Effective Date.........................................................................................3
   1.14    Eligibility Computation Period.........................................................................3
   1.15    Employee...............................................................................................3
   1.16    Employer...............................................................................................3
   1.17    ERISA..................................................................................................3
   1.18    5% Owner...............................................................................................3
   1.19    Highly Compensated Employee............................................................................4
   1.20    Hours of Service.......................................................................................4
   1.21    Ineligible Employee....................................................................................5
   1.22    Key Employee...........................................................................................5
   1.23    Normal Retirement Date.................................................................................5
   1.24    One-Year Break in Service..............................................................................5
   1.25    Participant............................................................................................5
   1.26    Permanent Disability...................................................................................5
   1.27    Plan...................................................................................................6
   1.28    Plan Year..............................................................................................6
   1.29    Pre-Loan Value.........................................................................................6
   1.30    Price Stabilization Period.............................................................................6
   1.31    Related Company........................................................................................6
   1.32    Section 415 Compensation...............................................................................6
   1.33    Suspense Account.......................................................................................7
   1.34    Top Heavy..............................................................................................7
   1.35    Trust, Trust Fund or Fund..............................................................................7
   1.36    Trustee................................................................................................7
   1.37    Valuation Date.........................................................................................7
   1.38    Years of Service.......................................................................................7

SECTION II
         PARTICIPATION............................................................................................8
   2.1     Eligibility Requirements...............................................................................8
   2.2     Reemployment...........................................................................................8
   2.3     Loss of Eligibility with Continued Employment..........................................................8

SECTION III
         CONTRIBUTIONS............................................................................................9
   3.1     Employer Contributions.................................................................................9
   3.2     Limitation on Contribution.............................................................................9
   3.3     No Right or Duty of Inquiry............................................................................9
   3.4     Non-Reversion..........................................................................................9

SECTION IV
         ACCOUNTS AND ALLOCATIONS................................................................................11
   4.1     Accounts..............................................................................................11
   4.2     Allocation of Company Stock, Cash Contributions and Forfeitures.......................................11
   4.3     Ineligibility to Receive Allocations of Company Stock.................................................12
   4.4     Valuation of Assets and Allocation of Earnings........................................................13
   4.5     Segregated Accounts...................................................................................14
   4.6     Annual Additions......................................................................................14
   4.7     Correction of Error...................................................................................15
   4.8     Trust as Single Fund..................................................................................15

SECTION V
         VESTING.................................................................................................16
   5.1     Vesting...............................................................................................16
   5.2     Service Rules.........................................................................................16
   5.3     Vested Benefits and Forfeitures.......................................................................17

SECTION VI
         BENEFITS................................................................................................19
   6.1     Normal Retirement.....................................................................................19
   6.2     Early Retirement......................................................................................19
   6.3     Disability Retirement.................................................................................19
   6.4     Termination of Employment.............................................................................19
   6.5     Death Benefits........................................................................................19
   6.6     Commencement of Distribution..........................................................................19
   6.7     Form of Benefit.......................................................................................21
   6.8     Location of Former Participants.......................................................................22
   6.9     Benefits to Minors and Incompetents...................................................................22
   6.10    Eligible Rollover Distributions.......................................................................23

SECTION VII
         DISTRIBUTION IN COMPANY STOCK...........................................................................25
   7.1     Put Option............................................................................................25
   7.2     Right of First Refusal................................................................................26


   7.3     Fair Market Value of Company Stock....................................................................26
   7.4     Legends...............................................................................................26
   7.5     Basis of Company Stock................................................................................27

SECTION VIII
         ADMINISTRATION BY THE COMMITTEE.........................................................................28
   8.1     Appointment of the Committee..........................................................................28
   8.2     Powers of the Committee...............................................................................28
   8.3     Operation.............................................................................................29
   8.4     Meetings and Quorum...................................................................................29
   8.5     Compensation..........................................................................................29
   8.6     Qualified Domestic Relations Orders...................................................................30
   8.7     Expenses of Plan Administration.......................................................................30

SECTION IX
         DUTIES AND POWERS OF THE TRUSTEE........................................................................32
   9.1     General...............................................................................................32
   9.2     Trust Agreement.......................................................................................32
   9.3     Limitation of Liability...............................................................................32
   9.4     Power of Trustee to Carry Out the Plan................................................................32
   9.5     Investment Directions.................................................................................32

SECTION X
         AMENDMENT AND TERMINATION...............................................................................34
   10.1    Amendment.............................................................................................34
   10.2    Termination...........................................................................................34
   10.3    Merger................................................................................................34

SECTION XI
         CLAIMS PROCEDURE........................................................................................35
   11.1    Right to File Claim...................................................................................35
   11.2    Denial of Claim.......................................................................................35
   11.3    Claims Review Procedure...............................................................................35

SECTION XII
         ADOPTION OF PLAN BY RELATED COMPANIES AND
         TRANSFERRED ASSETS......................................................................................37
   12.1    Adoption of the Plan..................................................................................37
   12.2    Withdrawal............................................................................................37
   12.3    Sale of Employer's Assets.............................................................................37

SECTION XIII
         MISCELLANEOUS...........................................................................................38
   13.1    Indemnification.......................................................................................38
   13.2    Exclusive Benefit Rule................................................................................38
   13.3    No Right to the Fund..................................................................................38
   13.4    Rights of Employer....................................................................................38


   13.5    Non-Alienation of Benefits............................................................................38
   13.6    Construction and Severability.........................................................................38
   13.7    Delegation of Authority...............................................................................39
   13.8    Request for Tax Ruling................................................................................39
   13.9    Amendment of Vesting Schedule.........................................................................39

APPENDIX A
         EFFECTIVE DATES FOR CERTAIN PROVISIONS..................................................................41


                          HOOKER FURNITURE CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN



                                   BACKGROUND

         Hooker Furniture Corporation (the "Company") established the Hooker Furniture Corporation Employee Stock Ownership Plan (the "Plan"), effective January 1, 1987, for the purpose of increasing the financial security of faithful employees of the Company and to provide retirement benefits for them and their beneficiaries by investing in Company stock. The Plan has been amended several times since its original effective date.

         The Plan is intended to meet the requirements of Section 401(a) of the Internal Revenue Code (the "Code) and to be an "employee stock ownership plan," as that term is defined in Code Section 4975(e)(7). The Plan is designed to invest primarily in Company stock.

         The Company now wishes to amend and restate the Plan, effective as of January 1, 2000, to comply with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, other federal legislation applicable to the Plan, and to make certain other changes to the Plan.

         NOW, THEREFORE, the Company agrees as follows:

                                    SECTION I

                                   Definitions

         Where indicated by initial capital letters, the following terms shall have the following meanings:

     1.1 Account: An account (or accounts) maintained for the benefit of a Participant pursuant to Section 4.1.

     1.2 Adjustment Date: Each December 31 subsequent to the effective date. The Committee may establish more frequent Adjustment Dates, if the Committee deems it appropriate.

     1.3 Allocable Shares: The whole shares and fractional shares of Company Stock contributed by the Employer to the Trust Fund, purchased by the Trust Fund with cash contributions by the Employer or released from encumbrance, as described in Section IV.

     1.4 Beneficiary: The person or entity who is to receive any benefits payable from the Plan on account of a Participant's death. If the Participant is married, the Beneficiary is automatically the Participant's surviving spouse and no written designation is required. If the Participant is not married, or if the Participant is married and the Participant wishes to designate a Beneficiary other than his spouse, the spouse must consent to the designation of another person who will become the designated Beneficiary to receive benefits under the Plan. If at the time of his death, the Participant has no surviving spouse or designated Beneficiary, the Beneficiary is the personal representative of the Participant's estate. A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form provided by the Committee. If a married Participant wishes to designate a Beneficiary other than his spouse, the Beneficiary designation must be witnessed by a Plan representative or a notary public and the spouse must (a) consent to the designation in writing and (b) acknowledge the effect of such designation. A Participant's Beneficiary is bound by the terms of the Plan.

     1.5 Board: The Board of Directors of the Company.

     1.6 Break in Service: Five consecutive One-Year Breaks in Service.

     1.7 Code: The  Internal  Revenue  Code  of  1986,  as  amended,   or  any
subsequently enacted federal revenue law. A reference to a particular Section of the Code shall include a reference to any regulations issued under the Section and to the corresponding section of any subsequently enacted federal revenue law.

     1.8 Committee: The committee established pursuant to Section VIII to be responsible for the general administration of the Plan and supervision of the Trust Fund.

     1.9 Company: Hooker Furniture Corporation and any successor by merger, consolidation or otherwise.

     1.10 Company Stock: Common stock of the Company that meets the requirements of a "qualifying employer security" under ERISA Section 407(d)(5) and "employer securities" under Code Section 409(l).

     1.11 Compensation: The earnings paid to an Employee by the Employer during a Plan Year for personal services, prior to withholding as reported on Form W-2, including bonuses, overtime pay, and commissions. Compensation shall not include any of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits. Notwithstanding anything in the Plan to the contrary, Compensation shall include salary reduction contributions made under Code Section 125 to a cafeteria plan maintained by the Company or a Related Company or made under Code Section 402(e)(3) to a cash or deferred arrangement maintained by the Company or a Related Company, and, if applicable, any other elective contributions described in Code Section 402(h) or 403(b), deferred compensation under an eligible deferred compensation plan described in Code
Section 457, and employee contributions described in Code Section 414(h)(2). The amount of annual Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Code Sections 401(a)(17) and 415(d). For convenience of administration, Compensation may be rounded to the nearest $50.

     1.12 Early Retirement Date: The date upon which a Participant has both completed 5 Years of Service and attained age 55.

     1.13 Effective Date: January 1, 2000, the effective date of this amendment and restatement of the Plan. The original effective date of the Plan was January 1, 1987.

     1.14 Eligibility Computation Period: The 12 consecutive month period beginning with the date on which an Employee first completes an hour of Service, and each Plan Year beginning with the Plan Year in which occurs the first anniversary of the date on which the Employee first completes an Hour of Service.

     1.15 Employee: Any person employed by the Employer as a common law employee on the Employer's U.S. payroll, and not as an independent contractor. "Employee" shall include leased employees within the meaning of Code Section 414(n)(2) to the extent required under Code Section 414(n).

     1.16 Employer: The Company and any Related Company that adopts the Plan as provided in Section XII.

     1.17 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations issued thereunder.

     1.18 5% Owner: If the Company or a Related Company is a corporation, any person who owns (or is considered as owning within the meaning of Code Section
318) more than 5% of the outstanding stock of the Company or a Related Company or stock possessing more than 5% of the total combined voting power of all stock of the Company or a Related Company. If the Company or Related Company is not a corporation, a 5% Owner is any person who owns more than 5% of the capital or profits interest in the Company or a Related Company.

     1.19 Highly Compensated Employee: An Employee who:

          (a) Was a 5% Owner at any time during the Plan Year or the preceding Plan Year, or

          (b) Received Section 415 Compensation from the Company and Related Companies in excess of $80,000 for the preceding Plan Year, and, to the extent elected by the Committee pursuant to applicable Treasury Regulations, was in the top 20% of employees when ranked on the basis of Compensation. The $80,000 limit shall be adjusted pursuant to Code Sections 414(q) and 415(d). The determination of Highly Compensated Employee for a Plan Year shall be made in accordance with Code Section 414(q), and applicable Treasury Regulations and Internal Revenue Service rulings and other releases.

     1.20 Hours of Service: An Employee shall be credited with one Hour of Service for:

          (a) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or a Related Company for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed.

          (b) Each hour (up to a maximum of 501 hours during a single continuous period) for which the Employee is paid or entitled to payment by the Company or a Related Company for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. These hours shall be credited to the Employee for the computation period in which the duties would have been performed. Hours under this subparagraph shall be calculated and credited pursuant to ss. 2530.200b-2 of the Department of Labor Regulations, which are incorporated in the Plan by this reference.

          (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company. The same Hours of Service shall not be credited both under subparagraph
(a), (b) or (d), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

          (d) For purposes of determining whether an Employee has a One-Year Break in Service, each hour (up to a maximum of 501 hours in a single continuous period) for which the Employee is absent because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for a child immediately after the birth or placement of the child. These hours shall be credited to the Employee for the computation period in which the absence begins only if the Employee would otherwise incur a One-Year Break in Service in that computation period. In all other cases, these hours shall be credited to the next following computation period.

          (e) If the Company or a Related Company leases employees, Hours of Service with the Company and Related Companies shall be credited for any leased employee who is to be considered an Employee for purposes of the Plan under Code Sections 414(n) and 414(o). In any case for which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of 45 hours per calendar week.

          (f) Notwithstanding anything in the Plan to the contrary, Hours of Service shall be determined in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the special rules relating to veterans' reemployment rights under USERRA pursuant to Code Section 414(u), and the Family and Medical Leave Act of 1993.

     1.21 Ineligible Employee: An Employee whose terms and conditions of employment are covered by a collective bargaining agreement that does not provide for his participation in the Plan or who, for any reason, at any time, does not meet the requirements of Section 2.1 for participation.

     1.22 Key Employee: An Employee, former Employee or beneficiary who, at any time during the Plan Year or during any of the four preceding Plan Years, is or was (a) an officer of the Company or a Related Company whose annual Section 415 Compensation from the Company and Related Companies exceeds 50% of the amount described in Code Section 415(b)(1)(A) as in effect for the Plan Year, (b) one of the ten employees who own (or are considered as owning within the meaning of Code Section 318) the largest interests in the Company or a Related Company and whose annual Section 415 Compensation from the Company and Related Companies exceeds $30,000 (as that amount may be adjusted), (c) a 5% Owner, or (d) a 1% owner of the Company or a Related Company whose annual Section 415 Compensation from the Company and Related Companies exceeds $150,000. "Key Employee" shall also include the beneficiary of a deceased Key Employee, as described above. The determination of Key Employee status shall be made in accordance with Code
Section 416(i), and the number of persons who are considered Key Employees shall be limited as provided under that Section. A "non-Key Employee" is any Employee or former Key Employee who is not a Key Employee.

     1.23 Normal Retirement Date: A Participant's 65th birthday.

     1.24 One-Year Break in Service:

          (a) For purposes of eligibility to participate in the Plan, an Eligibility Computation Period during which the Employee does not perform more than 500
Hours of Service; and

          (b) For all other purposes, a Plan Year during which the Employee does not perform more than 500 Hours of Service.

     1.25  Participant:  An Employee who meets the  eligibility  requirements of
Section II.

     1.26 Permanent Disability: A physical or mental condition which entitles the Participant to disability benefits under the Company's long term disability program. The Committee shall determine whether a Participant has incurred a

Permanent Disability on the basis of a medical report of a physician acceptable to the Committee.

     1.27 Plan: The "Hooker Furniture Corporation Employee Stock Ownership Plan," as set forth herein and as amended from time to time.

     1.28 Plan Year: The 12 consecutive month period beginning on January 1 and ending on December 31.

     1.29 Pre-Loan Value: The fair market value of the Company Stock as of the Valuation Date immediately prior to the date on which the Plan becomes party to a loan secured by Company Stock held in the Trust Fund.

     1.30 Price Stabilization Period: A period, established by the Company in its discretion pursuant to Section 7.1(c), which begins on or after the date of a loan secured by Company Stock held in the Trust Fund, and which ends on a date no later than the fifth anniversary of the date of such loan.

     1.31 Related Company: Any corporation or business organization that is under common control with the Company (as determined under Code Section 414(b) or (c)), that is a member of an affiliated service group with the Company (as determined under Code Section 414(m)) or that is required to be aggregated with the Company under Code Section 414(o) and applicable Treasury Regulations thereunder.

1.32 Section 415 Compensation: An Employee's total annual compensation from the Company and Related Companies, as defined in the Treasury Regulations issued under Code Section 415. Under this definition, "Section 415 Compensation" includes an Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company and Related Companies (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). "Section 415 Compensation" also shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Company and Related Companies at the election of the Employee and is not includible in the gross income of the Employee by reason of Code Sections 125 or
457. "Section 415 Compensation" does not include the following:

                    (a) Contributions made by the Company or a Related Company to a plan of deferred compensation to the extent that the contributions are not includible in the Employee's gross income for the taxable year in which they are contributed.

                    (b) Amounts received from the exercise of a non-qualified stock option or from restricted property.

                    (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

                    (d) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

The amount of an Employee's annual Section 415 Compensation that may be taken into account under the Plan may not exceed $150,000 (or an adjusted amount determined pursuant to Code Sections 401(a)(17) and 415(d)).

     1.33 Suspense Account: The account established to hold Company Stock that has been pledged as security for a loan, as described in Section 4.1(b).

     1.34 Top Heavy: One or more plans that are qualified under Code Section 401(a) and under which the sum of the present value of accrued benefits of Key Employees under defined benefit plans and the account balances of Key Employees under defined contribution plans exceed 60% of the sum of the present value of accrued benefits and account balances of all employees, former employees and beneficiaries in the plans. The determination whether this Plan is Top Heavy for a Plan Year shall be made as of the last day of the immediately preceding Plan Year, except in the case of the first Plan Year, the last day of such Plan Year, based on values as of that date, and shall be made in accordance with Code
Section 416(g). If the Company and Related Companies maintain more than one plan qualified under Code Section 401, then (a) each such plan in which a Key Employee is a participant and (b) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Code Section 401(a)(4) or 410 shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. The Company and Related Companies may, in their discretion, aggregate any other qualified plan with this Plan to the extent that such aggregation is permitted by Code Section 416(g).

     1.35 Trust, Trust Fund or Fund: The trust implementing the Plan and the Plan assets held in the trust.

     1.36 Trustee: The corporate entity appointed by the Company and accepting the Trust, and any successor trustee appointed by the Company and accepting the Trust.

     1.37 Valuation Date: Each November 30. The Committee may establish more frequent Valuation Dates or change the Valuation Date, if the Committee deems it appropriate.

     1.38 Years of Service:

          (a)  For  purposes  of   eligibility   to  participate  in  the  Plan,
Eligibility Computation Periods during which the Employee completes at least 1,000 Hours of Service; and

          (b) For all other purposes, Plan Years during which the Employee completes at least 1,000 Hours of Service (including the last consecutive period of service with the Company prior to the Effective Date recognized under any other plan maintained by the Company that is qualified under Section 401(a) of the Code).

                                   SECTION II

                                  PARTICIPATION

     2.1  Eligibility Requirements:

          (a) Each Employee who was a Participant in the Plan immediately before January 1, 2000 and who is not an Ineligible Employee shall continue to be a Participant as of January 1, 2000.

          (b) Each Employee who is not an Ineligible Employee will become a Participant on the first January 1 or July 1 coinciding with or next following the latest of the following dates, if he is then an Employee:

                              (i) The date the Employee has completed one Eligibility Computation Period in which he performed 1,000 Hours of Service; or

                              (ii) The date the Employee has attained age 21.

          (c) An Employee who becomes a  Participant  shall remain a Participant
until  he  retires,  dies,  otherwise  terminates  employment,   or  becomes  an
Ineligible Employee and no longer has an Account balance in the Plan.

     2.2 Reemployment:

          (a) If an Employee who is not an Ineligible Employee terminates employment after he has a vested interest in his Account and then is reemployed by the Employer, the Employee will requalify as a Participant as of the date of his reemployment.

          (b) If an Employee who is not an Ineligible Employee terminates employment before he has a vested interest in his Account, has a series of consecutive One-Year Breaks in Service that equals or exceeds the greater of (i) five or (ii) the number of his Years of Service before his termination of employment, and then is reemployed by the Employer, the Employee must again satisfy the requirements of Section 2.1 in order to qualify as a Participant. In all other cases, if an Employee who is not an Ineligible Employee terminates employment before he has a vested interest in his Account and then is reemployed, the Employee will qualify as a Participant immediately upon his reemployment, if he has met the requirements for participation, or, if not, he will qualify as of the first January 1 or July 1 on which he has met the requirements, if he is then an Employee.

     2.3 Loss of Eligibility with Continued Employment: If a Participant who is continuing in the employ of the Employer becomes an Ineligible Employee, he shall cease to be a Participant, but his Account shall continue to be held for his benefit and shall be adjusted and credited with earnings and losses pursuant to Section 4.4. If the Participant ceases to be an Ineligible Employee, he shall be immediately eligible to participate in the Plan, and, for purposes of vesting, his Years of Service shall include his Years of Service as an Ineligible Employee, to the extent otherwise creditable under the Plan.

                                  SECTION III

                                  CONTRIBUTIONS

     3.1 Employer Contributions:

          (a) For each Plan Year, the Employer may contribute to the Plan an amount which the Board deems appropriate. In addition, if the Plan has entered into a loan secured by Company Stock held in the Trust Fund, the Employer shall make a contribution of not less than the amount of the current installments of principal and interest that are due on such loan.

          (b) The Employer's contribution may be made in cash, in Company Stock or in a combination of the two; provided that the Employer shall contribute annually an amount of cash that is at least equal to the current installments of principal and interest that are due on any loan secured by Company Stock held in the Trust Fund. The contribution of the Employer for any Plan Year may be made in one or more payments at any time; provided that the total amount of the contribution for any Plan Year shall be paid to the Trustee not later than the date on which the Employer's income tax return is required to be filed, including any extensions for filing obtained.

          (c) The Employer's cash contribution, earnings on that contribution, dividends attributable to Company Stock that is used as collateral for a loan to acquire Company Stock and dividends on certain other shares of Company Stock held in the Trust Fund (as described in Section 4.4(c)) shall be used to pay the current installments of principal and interest on any outstanding loan that is secured by Company Stock held in the Trust Fund. To the extent that the Employer's contribution is not used to pay the current installments of principal and interest on such a loan, the Employer contribution shall be allocated to Participants' Accounts as described in Section IV, and used to purchase Company Stock when available.

     3.2 Limitation on Contribution: Notwithstanding the foregoing, the Employer's contribution for any Plan Year shall not exceed the amount that may be allowed as a deduction from the gross income of the Employer under Code
Section 404.

     3.3 No Right or Duty of Inquiry: Neither the Trustee, the Committee, nor any Participant shall have any right or duty to inquire into the amount of the Employer's annual contribution or the method used in determining the amount of the Employer's contribution. The Trustee shall be accountable only for funds actually received by him.

     3.4 Non-Reversion: It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Company' s contribution under the Plan for any Plan Year shall be conditioned upon (i) the Plan initially being a qualified plan under Code Section 401(a) for such Plan Year, and (ii) the contribution being deductible under Code Section 404. If, after the Company's contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, the Trustee shall refund to the Company within one year of the date the contribution is remitted to the Trustee by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or
(ii) not being satisfied, subject to the following rules:

          (a) The Trustee shall be under no obligation to make such refund unless a written direction to make the refund, signed by an authorized representative of the Company, is submitted to the Trustee.

          (b) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses from the Trust from the date of crediting by the Trustee to the date of segregation.

          (c) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Company's written direction to act.

                                   SECTION IV

                            ACCOUNTS AND ALLOCATIONS

     4.1 Accounts:

          (a) An Account shall be maintained for each Participant, to which Employer contributions and earnings shall be credited.

          (b) If Company Stock has been pledged as collateral for a loan, the encumbered Company Stock will be held in a separate account (the "Suspense Account") pending repayment of the loan. As the loan is repaid, the Company Stock that was originally pledged as collateral for the portion of the loan that is repaid shall be released from encumbrance. The number of shares of Company Stock released from encumbrance for each Plan Year during the duration of the loan shall equal the number of encumbered shares of Company Stock held by the Plan immediately before the release, multiplied by the following fraction (which fraction shall not exceed one):

                    (i) The numerator is the amount of principal and interest paid for the Plan Year, and

                    (ii) The denominator is the sum of the numerator plus the principal and interest to be paid for all future Plan Years (determined without taking into account any possible extension or renewal periods).

The amount of Company Stock released from encumbrance for each Plan Year shall be allocated to Participants' Accounts in the manner described in Section 4.2.

     4.2 Allocation of Company Stock, Cash Contributions and Forfeitures: As of each Adjustment Date, the Committee shall allocate to Participants' Accounts all shares and fractional shares of Company Stock contributed by the Employer to the Trust Fund, purchased by the Trust Fund with cash contributions by the Employer or released from encumbrance pursuant to Section 4.1 ("Allocable Shares"), plus cash contributions, forfeitures and unallocated dividends due to distributions during Plan Year, in the following manner:

          (a) As of the Adjustment Date, the Committee shall allocate the total number of Allocable Shares, plus cash contributions, forfeitures and unallocated dividends due to distributions during the Plan Year, to the Accounts of all Participants who are employed by the Employer on the Adjustment Date. An allocation on the Adjustment Date shall also be made to a Participant who was employed by the Employer on the immediately preceding Adjustment Date, but who is not employed on the present Adjustment Date due to his retirement pursuant to
Section 6.1 or 6.2, death or Permanent Disability. The allocation shall be made in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year, except that:

                    (i) Any Allocable Shares that were released from the Suspense Account pursuant to Section 4.1 as a result of dividends paid on Company Stock previously allocated to a Participant's Account will be allocated to the Participant based on the ratio of (A) the balance of the Participant's Account as of the previous Adjustment Date (reduced by any distributions or forfeitures since that date), to (B) the sum of the balance of the Accounts of all Participants as of such Adjustment Date (reduced by any distributions or forfeitures since that date); and

                    (ii) The fair market value of the Company Stock allocated to each Participant's Account for the Plan Year must not be less than the dividends that would have otherwise been allocated to the Participant's Account for the Plan Year.

          (b) Notwithstanding the provisions of subsection (a), if the Plan is Top Heavy for a Plan Year, the allocation shall be made as of the Adjustment Date as follows:

                    (i) Unless this minimum allocation is provided to the Participants under another qualified plan maintained by the Employer, the Committee shall first allocate the Allocable Shares, cash contributions, forfeitures and unallocated dividends due to distributions during the Plan Year, among the Accounts of the Participants who are Employees on the Adjustment Date (whether or not they completed 1,000 Hours of Service during the Plan Year ending on the Adjustment Date), up to an amount equal to 3% of each such Participant's Section 415 Compensation. The allocation shall be made in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

                    (ii) The remainder, if any, of the Allocable Shares, cash contributions, forfeitures and unallocated dividends due to distributions during the Plan Year, shall be allocated to the Accounts of those Participants who completed 1,000 Hours of Service during the Plan Year and who are Employees on the Adjustment Date. The allocation shall be made in the proportion that each such Participant's Compensation for the Plan Year bears to all such Participants' Compensation for the Plan Year.

                    (iii) For purposes of determining whether the Top Heavy minimum allocation provided in section 4.2(b)(i) is required or has been satisfied, salary reduction contributions made on behalf of Key Employees pursuant to a qualified cash or deferred arrangement shall be taken into account.

    4.3 Ineligibility to Receive Allocations of Company Stock:

          (a) If the  Trust  acquires  Company  Stock  in a sale to  which  Code
Section 1042 applies, no portion of the Company Stock acquired by the Trust in the sale, or earnings attributable to the Company Stock acquired by the Trust in the sale, may be allocated directly or indirectly to the Account of:

                    (i) Any person who made an election under Code Section 1042(a) with respect to Company Stock;

                    (ii) Any person who is related  (within  the meaning of Code
          Section 267(b)) to a person described in clause (i) above, subject to the conditions of Code Section 409(n)(3); or

                    (iii) Any person who owns (after application of Code Section 318(a) and without regard to Code Section 318(a)(2)(B)(i)) more than 25% of any class of stock of the Company or a Related Company or more than 25% of the total value of outstanding stock of the Company or a Related Company.

          (b) The restrictions of this Section 4.3 shall apply to persons described in clause (i) and (ii) for the period beginning on the date of the sale of the Company Stock and ending on the later of (x) the date which is ten years after the sale, or (y) the date of the allocation attributable to the final payment of the loan in connection with the sale. There shall be no limit on the period during which the restrictions apply to the persons described in clause (iii).

     4.4 Valuation of Assets and Allocation of Earnings:

          (a) As of each Adjustment Date, the Trustee shall determine the current fair market value of the assets of the Trust Fund. The fair market value of the Company Stock as of such Adjustment Date shall be the fair market value determined by the Trustee as of the Valuation Date immediately preceding the Adjustment Date. The Trustee's determination of the fair market value of the Company Stock shall be based on a valuation by an independent, disinterested appraiser pursuant to the requirements of Treasury Regulations issued under Code
Section 170(a)(1). Before crediting the contributions and forfeitures allocated under Section 4.2, the Committee shall adjust proportionately each Participant's Account and the Suspense Account so as to reflect any increase or decrease in value of the Trust Fund since the last Adjustment Date as it relates to the assets actually invested.

          (b) As of each Adjustment Date, before the allocations of Section 4.2 are made, the Committee shall allocate the net income or losses generated on any investments other than Company Stock since the last Adjustment Date among Participants' Accounts on the basis of the balance in each Participant's Account attributable to investments other than Company Stock as of the preceding
Adjustment Date reduced by any distributions and forfeitures from the Participant's Accounts since the preceding Adjustment Date.

          (c) All cash dividends that (1) are paid on Company Stock allocated to the Suspense Account or (2) are paid on Company Stock that was previously allocated to the Suspense Account but which has since been allocated to a Participant's Account, may be used to repay the loan for which such Company Stock is or had been pledged as collateral. Cash dividends that are paid on Company Stock that was acquired by the Trust prior to August 5, 1989 may, in the discretion of the Company, be used to repay any loan incurred for the purpose of acquiring Company Stock (as described in Code Section 404(a)(9)). Other cash dividends shall be retained in Participants' Accounts. Notwithstanding the foregoing, if a Participant is prohibited from receiving an allocation of Company Stock due to the restrictions of Section 4.3, the cash dividends paid on Company Stock allocated to the Participant, and which would have otherwise been used to repay a loan for which Company Stock has been pledged as collateral, shall be retained in the Participant's Account.

          (d) All Company Stock received by the Trustee as a result of a stock split or stock dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated among Participants' Accounts and the Suspense Account by applying the applicable stock split or stock dividend factor to the number of shares in each Participant's Account and the Suspense Account on the record date for the stock split, stock dividend, or recapitalization.

     4.5 Segregated Accounts: Any account that has been segregated from the Trust Fund pursuant to Section 6.7(b) shall not share in the adjustments and allocations of Section 4.4. Each segregated account shall be credited with the net income and increases and decreases in value attributable to that account only.

     4.6 Annual Additions:

          (a) Notwithstanding the foregoing, the total amount of the Annual Addition (defined below) that may be allocated to the Accounts of any Participant for any Limitation Year (defined below) shall not exceed the lesser of (i) $30,000 or (ii) 25% of the Participant's Section 415 Compensation. The amount referred to in (i) above shall be adjusted from time to time to correspond to the amount prescribed by law under Code Section 415(c)(1)(A) or by the Secretary of the Treasury pursuant to Code Section 415(d), determined as of the Adjustment Date of the Limitation Year to which the limitation applies.

          (b) For purposes of this Section 4.6, the "Limitation Year" is the Plan Year, the term "Employer" includes Related Companies and the term "Loan Contributions" means Employer contributions that are applied by the Plan to the repayment of a loan incurred for the purpose of acquiring Company Stock (as described in Code Section 404(a)(9)). Except to the extent modified by subsection (c), "Annual Addition" means the sum of:

                    (i) the lesser of (A) the Participant's share of Employer contributions used to make principal and interest payments on a loan secured by Company Stock, or (B) the fair market value of Company Stock allocated to a Participant's Account, and

                    (ii) any forfeitures allocated to the Participant's Account.

          (c) If not more than one-third of the Loan Contributions for a Plan Year are allocated to the Accounts of Highly Compensated Employees, then Annual Additions will not include (i) the portion of the Loan Contributions that are applied to the payment of interest on the loan secured by Company Stock and charged against a Participant's Account, and (ii) forfeitures of Company Stock that was acquired with the proceeds of such a loan. The amount of any qualified gratuitous transfer (as defined in Code Section 664(g)(1)) allocated to a Participant for any Limitation Year shall not exceed the limitations imposed by this Section 4.6, but such amount shall not be taken into account in determining whether any other amount exceeds the limitations of this Section 4.6.

          (d) If the Annual Additions to a Participant's Account in any Limitation Year exceed the limitation of this Section 4.6, then the amounts that would have been credited to his Account but for this Section 4.6 in excess of the limitation shall be administered as follows:

                    (i) Any excess amount shall be deemed to be a forfeiture as of the end of the Plan Year to which the limitation applies and shall be reallocated among the Accounts of the Participants (other than Participants to whom the limitation applies) as a forfeiture in such manner that no allocation to an Account exceeds the limitation imposed by this Section; and

                    (ii) If the allocation or reallocation of the excess amount causes the limitation imposed by this Section to be exceeded with respect to each Participant, then the excess amount as finally determined shall be held unallocated in a separate suspense account. The amount held in a suspense account shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary). A suspense account shall not be subject to adjustment for investment gains or losses.

          (e) If the Employer and Related Companies maintain more than one defined contribution plan qualified under Code Section 401, then this Section
4.6 shall be applied in such a way that the total Annual Additions under all such plans shall not exceed the amount specified in subsection (a). If Annual Additions in excess of the limitations are allocated, the Committee shall instruct the Trustee to adjust the Annual Additions to this Plan before adjustments are made to any other defined contribution plan maintained by the Employer or a Related Company.

     4.7 Correction of Error: If an error is made in the adjustment of a Participant's Account, the error shall be corrected by the Committee in a manner determined in its discretion. In no event shall the Accounts of other Participants be adjusted on account of the error.

     4.8 Trust as Single Fund: The creation of separate Accounts for accounting and bookkeeping purposes shall not restrict the Trustee in operating the Trust as a single Fund. Allocations to the Accounts of Participants in accordance with this Section IV shall not vest any right of title to any part of the assets of the Fund in such Participants, except as provided in Section V.

                                   SECTION V

                                     VESTING

5.1      Vesting:
         -------

          (a) A Participant shall become vested in his Account according to the following schedule:

                  Years of Service                   Vested Percentage
                  ----------------                   -----------------
                  Less than 5 years                         0%
                  Five years or more                       100%

          (b) For any Plan Year in which the Plan is Top Heavy, a Participant will become vested in his Account according to the following schedule:

                  Years of Service                   Vested Percentage
                  ----------------                   -----------------

                  Less than 3 years                          0%
                  Three years or more                       100%

The vesting schedule described in this subsection (b) shall only apply to Participants who perform an Hour of Service on or after the first day of the Plan Year in which the Plan is Top Heavy. If the Plan becomes Top Heavy and then ceases to be Top Heavy, the vesting schedule of this subsection (b) shall continue to apply to all Participants who have then completed at least five Years of Service (whether or not consecutive) and the vesting schedule of subsection (a) shall apply to all other Participants; provided, however, that no Participant's vested interest in his Account balance may be reduced as a result of the change in vesting.

          (c) Notwithstanding the foregoing, a Participant's Account shall become fully vested on the first to occur of (i) his Normal Retirement Date,
(ii) his death, or (iii) his Permanent Disability, if he is then a Employee.



     5.2 Service Rules:

          (a) If an Employee terminates employment before he has a vested interest in his Account, has a series of consecutive One-Year Breaks in Service that equals or exceeds the greater of (i) five or (ii) the number of his Years of Service before his termination of employment, and then is reemployed by the Employer, his Years of Service performed before his termination of employment shall be disregarded in applying the vesting schedule to his post-reemployment Account. In all other cases, if an Employee terminates employment and then is reemployed by the Employer, all of his Years of Service shall be counted for purposes of applying the vesting schedule to his post-reemployment Account.

          (b) If a former Participant incurs a Break in Service, again qualifies as a Participant and has an Account balance attributable to his previous employment, the Participant's Years of Service completed after his reemployment shall not increase his vested interest in his pre-employment Account balance. The Committee shall maintain records sufficient to determine the Participant's vested interest in his pre-reemployment Account balance.

     5.3 Vested Benefits and Forfeitures:

          (a) If a Participant terminates employment for any reason other than retirement on or after his Normal Retirement Date, Early Retirement Date, death or Permanent Disability, the Committee shall determine his vested interest in his Account. The terminated Participant's Account shall be valued as of the Adjustment Date coinciding with or next preceding the date on which the Participant terminates employment.

          (b) If the Participant's vested Account balance does not exceed $5,000, the vested Account shall be paid to the terminated Participant in a single lump sum payment as soon as practicable after the Participant terminates employment. The non-vested portion of the Account shall be forfeited as of the last day of the Plan Year in which the Participant receives the distribution provided in this Section 5.3. If the Participant terminates employment before he has any vested interest in his Account, the vested percentage (0%) shall be deemed to be distributed as of the last day of the Plan Year in which he terminates employment and the non-vested portion (100%) shall be forfeited as of that date.

          (c) If the Participant's vested Account balance exceeds $5,000, the vested Account shall be paid to the terminated Participant in accordance with the provisions of Section 6.7(b). Payments will commence as soon as practicable after the Participant terminates employment. The non-vested portion of the Account shall be forfeited as of the last day of the Plan Year in which the Participant receives the last of such installment payments or the last day of the Plan Year in which the Participant incurs his fifth consecutive One-Year Break in Service, whichever occurs first.

          (d) If the Participant's vested Account balance exceeds $5,000, the Participant must consent to the distribution before it can be made. The Participant's consent must be given in accordance with the provisions of subsection 6.6(e). If the Participant does not consent to the distribution, the Participant's vested interest in his Account will be held in the Trust Fund until the Participant's Normal Retirement Date and then will be distributed in accordance with Section VI. In such an event, the Participant's non-vested
Account  balance  will  be  forfeited  upon  the  earlier  of (i) the  date  the
Participant's vested interest is distributed or (ii) the date on which the Participant incurs five consecutive One-Year Breaks in Service. If the Participant's vested Account does not exceed $5,000, the Participant's consent will not be necessary in order to make a distribution pursuant to this Section 5.3.

          (e) If a Participant terminates employment before he has a 100% vested interest in his Account, receives a distribution from his Account (including a deemed distribution pursuant to subsection (b) above) and is reemployed before he has a Break in Service, the amount that the participant previously forfeited shall be restored to his Account, if the Participant repays any amount previously distributed, as follows:

                    (i) The Participant must repay the amount distributed no later than the earlier of (x) five years after the first date on which the Participant is reemployed or (y) the close of the Participant's first Break in Service beginning after the distribution.

                    (ii) The Employer shall restore the forfeiture out of Employer contributions and forfeitures for the Plan Year in which the restoration occurs by allocating the restored forfeiture to the Participant's Account before the allocation of Section 4.2 is made.

If the Participant does not repay the amount distributed, the amount previously forfeited will not be restored to the Participant's Account. A Participant described above who had a deemed distribution pursuant to subsection (b) shall be deemed to have repaid his or her deemed distribution upon reemployment.

          (f) The Amount of a Participant's forfeiture shall first be deducted from the investments in the Participant's Account other than Company Stock before any amount is deducted from Company Stock held in his Account. All amounts forfeited under the Plan shall be reallocated as described in Section
4.2 as of the Adjustment Date coinciding with or next following a distribution or deemed distribution made pursuant to this Section 5.3.

                                   SECTION VI

                                    BENEFITS

     6.1 Normal Retirement: A Participant may retire as of his Normal Retirement Date or as of the first day of any month following his Normal Retirement Date. The Participant's Account shall be valued as of the Adjustment Date coinciding with or next following the date on which he retires and shall be distributed in accordance with Sections 6.6 and 6.7.

     6.2 Early Retirement: A Participant may retire as of his Early Retirement Date or as of the first day of any month following his early Retirement Date. The Participant's Account shall be valued as of the Adjustment Date coinciding with or next following the date on which he retires and shall be distributed in accordance with Sections 6.6 and 6.7.

     6.3 Disability Retirement: If a Participant incurs a Permanent Disability, his retirement shall be effective as of the date on which the Committee determines that he is Permanently Disabled. The Participant's Account shall be valued as of the Adjustment Date coinciding with or next following the date on which he becomes entitled to receive a distribution (as provided in the preceding sentence) and shall be distributed in accordance with Sections 6.6 and 6.7.

     6.4 Termination of Employment: A Participant who terminates employment for any reason other than death or retirement on or after his Normal retirement Date or Early Retirement Date shall be entitled to receive his vested interest in his Account, determined under Section V. His vested interest shall be distributed in accordance with Sections 6.6 and 6.7.

     6.5 Death Benefits: If a Participant or former Participant dies before his vested interest in his Account has been distributed, the Participant's vested interest in his Account will be paid to the Participant's Beneficiary in a form selected pursuant to Section 6.7. The deceased Participant's Account shall be valued as of the Adjustment Date of the Plan Year in which he dies. The Committee may authorize advance payments to be made to the Beneficiary after the Participant's death and before benefit payments begin.

     6.6 Commencement of Distribution:

          (a) Subject to subsections (b), (c), (d), (e) and (f), a retired or deceased Participant's vested Account balance shall be distributed (or shall begin to be distributed) as soon as is practicable following the date on which the Participant retires or dies. Subject to the following subsections, a terminated Participant's vested Account balance shall be distributed (or shall begin to be distributed) according to the provisions of Section V.

          (b)  Except  as  otherwise   provided  in  subsection  (d),  unless  a
Participant elects otherwise, the distribution of the Participant's Account will commence not later than one year after the close of:

                    (i) The Plan Year in which the Participant terminates employment with the Company or a Related Company after his Normal Retirement Date, death or Permanent Disability, or

                    (ii) The fifth Plan Year following the Plan Year in which the Participant otherwise separates from Service with the Company or a Related Company, provided that this subsection shall not apply if the Participant is reemployed by the Company or a Related Company before such fifth Plan Year.

          (c)  Notwithstanding   the  foregoing,   and  unless  the  Participant
otherwise consents, distributions must commence no later than 60 days following the close of the Plan Year in which occurs the latest of:

                    (i) The date the Participant attains age 65,

                    (ii)  The  10th   anniversary  of  the  date  on  which  the
          Participant first commenced participation in the Plan, or

                    (iii) The Participant's date of termination of employment.

          (d) Each Participant's vested Account must begin to be distributed in accordance with the following rules, except as otherwise permitted by law:

                    (i) If the Participant is not a 5% Owner, the Participant's Account must be distributed (or must begin to be distributed) by April 1 of the calendar year following the later of (x) the calendar year in which the Participant attains age 70 1/2, or (y) the calendar year in which the Participant retires.

                    (ii) If the Participant is a 5% Owner, the Participant's Account must be distributed (or must begin to be distributed) by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          (e) If a Participant becomes entitled to a distribution before his Normal Retirement Date and the Participant's vested Account balance does not exceed $5,000, the Account will be distributed in a lump sum payment without the Participant's consent. If the Participant's vested Account balance exceeds $5,000, the Participant must consent to the distribution before it may be made. The Participant's consent must be given in writing on a form provided by the Committee, or in any other manner permitted under applicable Treasury Regulations that is authorized by the Committee. Such form, and a notice which explains the optional forms of benefit available to the Participant under the Plan and his right to defer the receipt of his benefits under subsection (f), will be provided to the Participant no less than 30 days and no more than 90 days before the "annuity starting date." For purposes of this subsection, "annuity starting date" shall mean the date on which the distribution to the Participant is to commence. Notwithstanding the foregoing, a distribution may commence less than 30 days after the date on which the notice described above is given to the Participant, provided that:

                    (i) The Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days to consider the decision whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                    (ii)  The   Participant,   after   receiving   the   notice,
          affirmatively elects a distribution.

          (f) If a Participant who becomes entitled to a distribution requiring consent under subsection (e) does not consent to the distribution, the Participant's vested Account balance will be held in the Trust Fund and will not be distributed until the earlier of (i) the date the Participant consents to the distribution, the Participant's Normal Retirement Date, or (iii) the Participant's death.

     6.7      Form of Benefit:

          (a) Benefits from the Plan will be paid in cash or Company Stock, as determined by the Committee in a non-discriminatory manner; provided that a Participant or Beneficiary who is entitled to receive a distribution may elect to receive his distribution in whole share of Company Stock, with fractional shares paid in cash. Elections as to the form of distribution shall be made by submitting a written election to the Committee before the distribution is made.

          (b) Benefits may be paid in one of the following forms of payment selected by the Committee in a non-discriminatory manner:

                    (i) The amount may be paid to the Participant or Beneficiary in a lump sum payment.

                    (ii) The amount may be paid to the Participant or Beneficiary, with earnings allocated and adjustments made pursuant to
          Section 4.4, in substantially equal at least annual installments over a term certain selected by the Committee. The Committee may adopt rules whereby larger account balances are distributed over longer periods than smaller account balances are distributed. The term certain shall not extend beyond the normal life expectancies of the Participant and his Beneficiary and, unless the Participant or Beneficiary consents to a longer distribution, the term certain shall not extend beyond the longer of:

                              A. Five years, or

                              B. In the case of a Participant whose vested Account balance exceeds $755,000, five years plus one additional year (up to five additional years) for each $150,000 or fraction thereof by which the balance of the Participant's vested Account exceeds $755,000. The dollar amounts described herein shall be subject to cost-of-living adjustments pursuant to Code Section 415(d).

If the Participant dies before the completion of installment payments, any balance of the amount shall be paid to his Beneficiary as provided in Section
6.5. If a Beneficiary who is receiving payments dies, any remaining balance of the Account shall be paid to the personal representative of the Beneficiary's estate. If a Participant's Account is to be distributed in Company Stock, the

Participant's Account shall remain part of the Trust Fund and shall share in earnings allocations and adjustments under Section 4.4. When establishing the term of installment payments, at the time payments begin, the present value of the payments projected to be paid to the Participant, based on his life expectancy, must be more than 50% of the present value of the payments projected to be paid to the Participant and his Beneficiary, based on their life expectancies.

          (c) If the installment method of distribution is selected, then, as of any subsequent Adjustment Date, the Committee, with the consent of the Participant, may cause the amount then credited to the Account of the Participant to be paid in a lump sum.

          (d) The following rules apply to payments after a Participant's death:

                    (i) If a Participant dies after payments have begun, then his remaining vested Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

                    (ii) If a Participant dies before his vested Account balance has begun to be distributed, then, except as provided below, his vested Account balance, if any, must be distributed within five years after the Participant's death. If the Participant's vested Account balance is distributed in installment payments to (or for the benefit of) an individual Beneficiary, then (subject to subsection (b)) the Participant's vested Account balance may be distributed over the life of the Beneficiary or over a period not extending beyond the Beneficiary's life expectancy, and the payments must begin not later than one year after the Participant's death (or such other date as may be prescribed by Treasury Department regulations).

     6.8 Location of Former Participants: If a former Participant who is entitled to a distribution cannot be located and the Committee has made reasonable efforts to locate the former Participant, then the former Participant's vested interest shall be forfeited. The former Participant's Account shall be forfeited as of the last day of the Plan Year in which the Committee determines that it has been unable to locate the former Participant after having made reasonable efforts to do so. If the former Participant or Beneficiary makes a written claim for the Account after it has been forfeited, the Company shall cause the Account to be reinstated as set forth in Section 5.3.

     6.9 Benefits to Minors and Incompetents:

          (a) If any person entitled to receive payment under the Plan is a minor, the Committee, in its discretion may dispose of such amount in any one or more of the following ways:

                    (i) By payment of the amount directly to the minor;

                    (ii) By application of the amount for the benefit of the minor;

                    (iii) By payment of the amount to a parent of the minor or to any adult person with whom the minor is living at the time or to any person who is legally qualified and is acting as guardian of the minor or of the property of the minor, provided that the parent or adult person to whom any amount is to be paid has advised the Committee in writing that he will hold or use the amount for the benefit of the minor;

                    (iv) By payment of the amount to a custodian selected by the Trustee under the appropriate Uniform Gifts to Minors Act.

          (b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for the person otherwise entitled to payment.

          (c) The selection of a method of distribution under this Section shall be in the discretion of the Committee, and the Committee may not be compelled to select any method that it does not deem to be in the best interest of the distributee.

     6.10     Eligible Rollover Distributions:

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) Definitions.

                    (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income
          (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).

                    (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b); an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                    (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  SECTION VII

                          DISTRIBUTION IN COMPANY STOCK

     7.1      Put Option:

          (a) If Company Stock is distributed from the Plan at a time when the Company Stock is not readily tradable on an established securities market, then the Participant or Beneficiary receiving the Company Stock shall have the right to require that the Company repurchase the Company Stock. The Participant or Beneficiary may exercise this put option for a period of 60 days following the date on which the Company Stock is distributed and, if the Participant or Beneficiary does not exercise the put option at that time, for an additional period of 60 days during the next following Plan Year. The period during which the put option is exercisable shall not include any period during which the Participant or Beneficiary is unable to exercise the put option because the Company is prohibited from honoring it by federal or state law. In order to exercise the put option, the Participant or Beneficiary must notify the Company in writing, during the exercise period, that the put option is being exercised. As of the Effective Date, the Company Stock is not readily tradable on an established securities market.

          (b) If a Participant or Beneficiary exercises a put option, the Company (or, if the Trustee deems it appropriate and the Company consents, the Trustee) shall purchase the Company Stock that was distributed to the Participant or Beneficiary at a purchase price equal to the fair market value of the Company Stock as of the most recent Adjustment Date; provided that, if the Participant or Beneficiary exercising the put option is a "disqualified person", as defined in Code Section 4975, the purchase price shall equal the fair market value of the Company Stock as of the date of the purchase. If the Company repurchases Company Stock that was distributed to the Participant as part of a total distribution (defined below), the purchase price shall be paid in substantially equal annual installments over a five-year period (or over a shorter period, if the Company or Trustee deems it appropriate), with interest payable at a reasonable interest rate and with adequate security. The Company or Trustee shall determine what constitutes a reasonable interest rate and adequate security, based on interest terms in effect in the community at the time of the purchase. A total distribution is a distribution within one taxable year of the balance to the credit of the Participant's vested Account.

          (c) Notwithstanding any provision of subsection (b) to the contrary, the Company (but not the Trustee) may elect to purchase Company Stock from Participants and Beneficiaries who exercise their put option during a Price Stabilization Period at a price equal to the Pre-Loan Value. The Company may make purchases pursuant to this subsection (c) only if the following conditions are met:

                    (i) The purchase by the Company is made in connection with the Participant's or Beneficiary's exercise of his or her put right under this Section 7.1 during the Price Stabilization Period;

                    (ii) The Company's election to make purchases pursuant to this subsection (c) is communicated to Participants and Beneficiaries prior to commencement of the Price Stabilization Period; and

                    (iii) All purchases are made at the Pre-Loan Value during the Price Stabilization Period, except to the extent the Pre-Loan Value is less than the fair market value of Company Stock as of the most recent Adjustment Date or the date of purchase (as applicable).

     7.2  Right of First Refusal:

          (a) All Company Stock distributed from the Plan shall be subject to a right of first refusal in favor of the Company and the Trustee. A Participant or Beneficiary who receives Company Stock under this Plan may not dispose of the Company Stock under any circumstances without first offering it to the Company and the Trustee as described in subparagraph (b).

          (b) If a Participant or Beneficiary receives a good faith offer to purchase Company Stock that the Participant or Beneficiary received from the Plan, the Participant or Beneficiary must offer to sell the Company Stock to the Company and the Trustee. The Company and the Trustee shall have the right to purchase the Company Stock at a purchase price equal to the higher of (i) the fair market value of the Company Stock as of the most recent Adjustment Date (or, if the Participant or Beneficiary is a "disqualified person," as defined in Code Section 4975, the fair market value as of the date of the purchase), or
(ii) the purchase price offered by a buyer who is making a good faith offer to purchase the Company Stock. The Company or Trustee (in that order of priority) may exercise the right within 14 days after the Participant gives written notice to the Company and the Trustee that an offer to purchase the Company Stock has been made by a third party.

          (c) If neither the Company nor the Trustee exercises its right of first refusal, the Participant or Beneficiary may sell the Company Stock to the third party on the terms that were described to the Company and the Trustee. If the Participant or Beneficiary does not sell the Company Stock to the third party on such terms within 14 days after the right of first refusal lapses, then the Company Stock shall again become subject to the right of first refusal.

          (d) If the Company or the Trustee exercises the right of first refusal, the purchase price shall be paid in substantially equal annual installments over a five-year period (or over a shorter period, if the Company or Trustee deems it appropriate), with interest payable at a reasonable interest rate and with adequate security. The Company or Trustee shall determine what constitutes a reasonable interest rate and adequate security, based on interest terms in effect in the community at the time of the purchase.

     7.3 Fair Market Value of Company Stock: The fair market value of the Company Stock must be determined by a disinterested independent appraiser chosen by the Trustee. An independent appraiser is an appraiser meeting requirements similar to the requirements of regulations prescribed under Code Section 170(a)(1).

     7.4 Legends: The Committee shall direct the Trustee to cause shares of Company Stock that are distributed to bear a legend setting forth such representations as the Committee deems appropriate, which may include, without being limited to, representations that (a) the shares are subject to the right of first refusal described in Section 7.2, (b) the shares have not been registered under federal or state securities law, and (c) under the law, the transferability of the shares is restricted. In addition, the Committee may require the recipient of a distribution of Company Stock to sign a letter agreeing that the Company Stock received shall not be transferred except in compliance with federal and state securities law and making such other agreements and representations as the Committee deems appropriate.

     7.5 Basis of Company Stock: The basis of Company Stock held in the Trust Fund shall be determined as follows:

          (a) The basis of Company Stock purchased by the Trustee shall be the actual cost of the Company Stock to the Trustee. The basis of all other Company Stock acquired by the Trustee (including Company Stock contributed by the Company to the Trust Fund) shall be the fair market value of the Company Stock on the date of the acquisition.

          (b) Any shares of Company Stock that are held unallocated in a suspense account pursuant to Section 4.1 or 4.6 shall retain their original basis, without regard to when the shares are released and allocated to Participants' Accounts.

          (c) As of each Adjustment Date, the basis of all Company Stock that is made available for allocation shall be calculated as of that date, as determined pursuant to subsections (a) and (b).

          (d) The basis of all Company Stock allocated to a Participant's Account for a Plan Year shall be averaged with the basis of all Company Stock previously allocated to the Participant's Account, and the resulting average, as adjusted annually, shall be the Participant's basis with respect to distributions of Company Stock from the Participant's Account.

                                  SECTION VIII

                         ADMINISTRATION BY THE COMMITTEE

     8.1 Appointment of the Committee: The members of the Committee shall consist of one or more persons appointed from time to time by the Company to serve until their death, resignation or removal by the Company. A person shall not be ineligible to be a member of the Committee because he is or may be Participant in the Plan. The Company from time to time may increase or decrease the number of members of the Committee. The Committee and each of its members shall be named fiduciaries with respect to the Plan, and shall be indemnified by the Employer against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan.

     8.2 Powers of the Committee:

          (a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions and shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                    (i) To construe and interpret the Plan, to decide all questions of eligibility and to determine the amount, manner and time of payment of any benefits hereunder;

                    (ii) To prescribe procedures to be followed by Employees in filing applications for benefits;

                    (iii) To make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing;

                    (iv) To request and receive from the Employer, and from Employees, such information as shall be necessary for the proper administration of the Plan, including but not limited to, such information as the Committee may reasonably require to determine each Participant's eligibility to participate in the Plan and the benefits payable to each Participant upon his death, retirement or termination of employment;

                    (v) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

                    (vi) To furnish the Employer, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                    (vii) To direct the Trustee as to the method in which and persons to whom Plan assets will be distributed; and

                    (viii) To receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee.

The Committee shall not have the power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirement for eligibility for the receipt of benefits under the Plan.

          (b) Notwithstanding anything to the contrary, the Committee may adopt such rules, regulations and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan, and all rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. The Committee shall have the express discretionary authority to determine eligibility for benefits and to interpret the provisions of this Plan. Any rule or decision that is not inconsistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Committee that is within its authority, except as otherwise provided herein. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by an Employer or anyone acting on behalf of an Employer.

          (c) The Committee shall have the power to (i) establish a funding policy for the Trust Fund and (ii) receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee.

     8.3 Operation: The members of the Committee shall elect a Chairman. They shall also elect a Secretary who may, but need not, be a member of the Committee. The Committee shall have the power to (a) appoint from its membership such sub-committees with such powers as the Committee shall determine, (b) authorize one or more of its members or any agent to execute or deliver any instrument or to make any payment on behalf of the Committee, and (c) employ counsel and agents and such clerical and other services as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan. The Committee shall be fully protected in relying on data, information or statistics furnished it by persons performing ministerial and limited discretionary functions as long as the Committee has had no reason to doubt the competence, integrity or responsibility of any such person.

     8.4 Meetings and Quorum: The Committee shall hold meetings upon such notice, at such places, and at such intervals as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Action may be taken by the Committee without a meeting by a written consent signed by a majority of the members of the Committee.

     8.5 Compensation: The members of the Committee shall not be entitled to any compensation for their services with respect to the Plan, but the Committee members shall be entitled to reimbursement for any and all necessary expenses that each member may incur. The expenses shall be paid by the Employer or from the Trust Fund. Any such payments from the Trust Fund shall be deemed to be for the exclusive benefit of Participants.

8.6      Qualified Domestic Relations Orders:
         -----------------------------------

          (a) If the Trustee or the Committee receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Committee shall take the following steps:

                    (i) If benefits are in pay status, the Committee shall direct the Trustee to account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

                    (ii) The Committee shall promptly notify the named Participant and any Alternate Payees of the receipt of the domestic relations order and of the Committee's procedures for determining if the order is a Qualified Domestic Relations Order.

                    (iii) The Committee shall determine whether the order is a Qualified Domestic Relations Order under the provisions of Code
          Section 414(p).

                    (iv) The Committee shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

          (b) If, within the 18 months beginning on the date the first payment would be made under the domestic relations order (the "18-Month Period"), the order is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

          (c) If, within the 18-Month Period (i) the order is determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Committee shall direct the Trustee to pay the amounts (and any interest thereon) to the Participant or other person who would have been entitled to such amounts if there had been no order.

          (d) If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

          (e) For the purposes of this Section, the following terms shall have the following definitions:

                    Alternate Payee - Any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

                    Qualified Domestic Relations Order - Any domestic relations order or judgment that meets the requirements set forth in Code
          Section 414(p).

     8.7 Expenses of Plan Administration: All reasonable expenses that shall arise in connection with the administration of the Plan shall be charged to the Trust and paid by the Trustee, unless otherwise paid by the Company.

Participants' Accounts may be charged for all or part of the reasonable expenses of administration of the Plan, consistent with applicable law.

                                   SECTION IX
                        DUTIES AND POWERS OF THE TRUSTEE

     9.1 General: The Trustee shall receive, hold, manage, convert, sell, exchange, invest, disburse and otherwise deal with such contributions as may from time to time be made to the Trust Fund and the income and profits therefrom, in the manner and for the uses and purposes of the Plan as provided in the Plan and in the trust agreement described in Section 9.2.

     9.2 Trust Agreement: The Company has entered into a trust agreement with the Trustee under which the Trustee will receive, invest and administer the Trust fund. The trust agreement is incorporated by reference as a part of the Plan, and the rights of all persons under the Plan are subject to the terms of the trust agreement. The trust agreement provides for the investment and reinvestment of the Trust Fund, the management of the Trust Fund, the responsibilities and immunities of the Trustee, the removal of the Trustee and appointment of a successor, the accounting by the Trustee and the disbursement of the Trust Fund.

     9.3 Limitation of Liability: The Trustee shall hold in trust and administer the Trust Fund subject to all the terms and conditions of the Plan and of the trust agreement described in Section 9.2. The Trustee shall not be responsible for the administration of this Plan unless employed by the Company to serve in such capacity. The Trustee's responsibility shall be limited to holding, investing and reinvesting the assets of the Trust Fund from time to time in its possession or under its control as Trustee and to disbursing funds as shall be directed by the Committee. The Trustee shall not be responsible for the correctness of any payment or disbursement or action if made in accordance with the instruction of the Committee.

     9.4 Power of Trustee to Carry Out the Plan: If, at any time, the Company or the Committee shall be incapable, for any reason, of giving direction, instructions or authorizations to the Trustee, as herein provided, the Trustee may act, without such directions, instructions or authorizations, as it, in its discretion, shall deem appropriate and advisable under the circumstances for carrying out the provisions of the Plan.

     9.5 Investment Directions:

          (a) During the period described in subsection (c), each Participant who has completed at least 10 years of participation in the Plan and has attained age 55 shall have the right to direct the Plan as to the investment of 25% of the portion of his Account attributable to Company Stock in the manner described in subsection (b) below. In the Plan Year in which such a Participant is entitled to make his last investment direction, he may direct the Plan as to the investment of 50% of the portion of his Account attributable to Company Stock.

          (b) The Committee shall offer each Participant described in subsection
(a) the opportunity to either (i) direct the investment of the applicable portion of his Account among three investment options under the Plan other than Company Stock, (ii) transfer the applicable portion of his Account to another tax-qualified defined contribution plan of the Employer that provides at least three investment options other than Company Stock, or (iii) permit the

Participant to elect to receive an immediate distribution of the amount for which the Participant may direct investments.

          (c) Each Participant described in subsection (a) may make an election under subsection (b) within 90 days after the close of each Plan Year during the six-year period beginning with the Plan Year in which the Participant attains age 55 and completes 10 years of participation in the Plan. For purposes of this
Section 9.5, a "year of participation" shall mean a Plan Year in which the Participant was eligible to receive an allocation of Employer contributions under the Plan pursuant to Section 4.2, and without regard to whether the Employer actually made a contribution to the Plan for that Plan Year or whether the Participant was prohibited from receiving an allocation pursuant to Section 4.3.

          (d) The provisions of this Section 9.5 shall be administered in accordance with applicable Treasury Regulations and Internal Revenue Service rulings and other releases.

                                   SECTION X

                            AMENDMENT AND TERMINATION

     10.1 Amendment: This Plan shall be irrevocable and binding as to all contributions made by an Employer to the Trust, but this Plan may be amended from time to time by the Company. No amendment shall be made to the Plan that
(a) would have the effect of diverting any of the Trust from Participants or their Beneficiaries as provided in the Plan, (b) would prevent the allowance as a deduction for federal income tax purposes, and particularly under Code Section 404, of any contribution made by an Employer to the Trust, (c) would take the Plan and Trust out of the scope of Code Sections 401, 402 and 501(a), (d) would increase the duties of the Trustee without its consent, (e) would decrease a Participant's vested interest in his Account in the Trust Fund, or (f) would eliminate and optional form of benefit in violation of Code Section 411(d)(6).

     10.2 Termination: This Plan may be terminated at any time by the Company. If the Plan is terminated, or if a partial termination occurs (through a complete discontinuance of contributions or otherwise), each affected Participant shall have a 100% vested interest in his Account, and his Account shall be paid to him (or to his Beneficiary, in the event of his death) in a lump sum as soon as is practicable after the termination.

     10.3 Merger: In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to a benefit under such other plan immediately after the merger, consolidation, or transfer that is equal to or greater than his Account balance determined under this Plan immediately before the merger, consolidation or transfer.

                                   SECTION XI

                                CLAIMS PROCEDURE

     11.1 Right to File Claim: Every Participant, former Participant, retired Participant, or Beneficiary of a Participant or former Participant shall be entitled to file with any member of the Committee a claim for benefits under the Plan. The claim is required to be in writing.

     11.2 Denial of Claim: If the claim is denied by the Committee member, in whole or in part, the claimant shall be furnished within 90 days after the Committee member's receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following:

               (a) Specific reason or reasons for denial,

               (b) Specific reference to pertinent Plan provisions on which the denial is based,

               (c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary, and

               (d) An explanation of the claims review procedure.


     11.3 Claims Review Procedure:

               (a) Review may be requested any time within 60 days following the date the claimant received written notice of the denial of his claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him. The Committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested shall:

                    (i) Permit the  claimant  to review any  documents  that are pertinent to the claim;

                    (ii) Permit the claimant to submit to the  Committee  issues and comments in writing; and

                    (iii) Afford the claimant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

               (b) The decision on review by the Committee shall be in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Committee determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific reference to the pertinent Plan provisions on which the decision of the Committee is based.

                                  SECTION XII

                      ADOPTION OF PLAN BY RELATED COMPANIES
                             AND TRANSFERRED ASSETS


     12.1 Adoption of the Plan: A Related Company may become an Employer, with the approval of the Company, by adopting the Plan for its Employees. A Related Company that becomes a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan. Notwithstanding anything in the Plan to the contrary, a Related Company adopting the Plan may determine whether and to what extent periods of employment with the Related Company before the Related Company adopted the Plan shall be included as service under the Plan.

     12.2 Withdrawal: A Related Company may withdraw from the Plan at any time by giving advance notice in writing of its intention to withdraw to the Company and to the Committee. Upon the receipt of notice of a withdrawal, the Committee shall certify to the Trustee the equitable share of the Related Company in the Trust Fund, and the Trustee shall thereupon set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the Related Company's equitable share. If the Plan is to be terminated with respect to the Related Company, the amount set aside shall be administered according to Section 10.2. If the Plan is not to be terminated with respect to the Related Company, the Trustee shall turn over the Related Company's equitable share to a trustee designated by the Related Company, and the securities and other property shall thereafter be held and invested as a separate trust of the Related Company.

     12.3 Sale of Employer's Assets: If all or any portion of the Employer's assets are sold to another corporation that adopts a defined contribution plan as a continuation of this Plan, then the Committee shall certify to the Trustee the equitable share in the Trust Fund of the Participants who become participants in the other plan immediately following the transfer. The Trustee shall transfer that share of the Trust Fund to the trustee of the other plan, to be held in accordance with the terms of the other plan.

                                  SECTION XIII

                                  MISCELLANEOUS

     13.1 Indemnification: The Employer shall indemnify each Committee member and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against any of them alleging any act of omission or commission performed while acting in good faith in discharging their duties with respect to the Plan. Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall notify the Employer of the action. The Employer shall be entitled to participate at it own expense in the defense or to assume the defense of any action brought against any indemnified party. If the Employer elects to assume the defense of any such suit, the defense shall be conducted by counsel chosen by the Employer, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

     13.2 Exclusive Benefit Rule: The Plan shall be administered for the exclusive benefit of the Employees of an Employer and for the payment to Participants out of the income and principal of the Trust Fund of the benefits provided under the Plan. No part of the income or principal of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, as provided in the Plan.

     13.3 No Right to the Fund: No person shall have any interest in, or right to, any part of the assets of the Trust Fund or any rights under the Plan, except as to the extent expressly provided in the Plan.

     13.4 Rights of Employer: The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any other person for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

     13.5 Non-Alienation of Benefits: No amount payable to or held under the Plan for the account of any Participant, former Participant, retired Participant, or Beneficiary of a Participant or former Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No amount payable to or held under the Plan for the account of any Participant, former Participant, retired Participant, or Beneficiary may be in any manner liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal process, levy or attachment. The provisions of this Section shall not preclude distributions made by the Trustee in accordance with a Qualified Domestic Relations Order, or pursuant to any judgment, decree, order, or settlement as permitted under Code Section 401(a)(13)(C).

     13.6 Construction and Severability: Except as otherwise provided by federal law, the provisions of this Plan shall be construed and enforced according to Virginia laws, and all of the provisions of the plan shall be administered in accordance with the laws of the Commonwealth of Virginia. For simplicity of expression, pronouns and other terms are sometimes expressed in a particular number and gender; however, where appropriate to the context, such terms shall be deemed to include each of the other numbers and the other gender. Each provision of this Plan shall be considered to be severable from all other provisions so that if any provision or any part of a provision shall be declared void, then the remaining provisions of the Plan that are not declared void shall continue to be effective.

     13.7 Delegation of Authority: Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, the act may be done or performed by any officer of the Employer, and such officer shall be presumed to be duly authorized by the Board.

     13.8 Request for Tax Ruling: This Plan is based upon the condition precedent that it shall meet the requirements of the Code with respect to qualified employees' trusts so as to permit the Employer to deduct for federal income tax purposes the amounts of its contributions and so that its contributions will not be taxable to the Participants as income in the year in which the contributions are made. The Employer shall apply for a determination by the Internal Revenue Service that this plan is so qualified. If the Internal Revenue Service rules that this Plan is not so qualified, the then current value of all contributions made by the Employer before the initial determination as to qualification shall be returned to the Employer, and this Plan shall be of no further force or effect.

     13.9 Amendment of Vesting Schedule: If the Employer adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Account, any Participant with three or more Years of Service shall have a right to have his vested interest in his Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section 13.9 by giving written notice of his exercise thereof to the Employer within 60 days after the latest of (i) the date he receives notice of the amendment from the Employer, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

                                    * * * * *

         IN WITNESS WHEREOF the Company has caused this Plan to be executed as of the 3rd day of July, 2000.

                       HOOKER FURNITURE CORPORATION
                       By:  /s/ Edwin L. Ryder
                         -------------------------------------------------------
                       Title: Senior Vice President - Finance and Administration

                                   APPENDIX A

                     EFFECTIVE DATES FOR CERTAIN PROVISIONS


         This Appendix A sets forth certain provisions of the Plan that are effective for specified periods prior to the Effective Date:

          1. The  definition  of  "Highly  Compensated  Employee"  contained  in
     Section 1.19 shall apply for Plan Years beginning on or after January 1, 1997.

          2. The provisions of Section 1.20(e) (regarding special rules that relate to military service) shall apply for Plan Years beginning on or after December 12, 1994.

          3. The definition of "Section 415  Compensation"  contained in Section
     1.32 shall apply for Limitation Years beginning on or after January 1, 1998.

          4. The provisions of Section 4.6(a) (regarding the limit on Annual Additions) shall apply for Plan Years beginning on or after January 1, 1995.

          5. The last sentence of Section 4.6(c) shall apply to qualified gratuitous transfers to the Plan after August 5, 1997.

          6. The provisions of Sections 5.3(d) and 6.6(e) (regarding the $5,000 limit for distributions without the consent of the Participant) shall be effective as of November 1, 1999.

          7. For Plan Years beginning on or after January 1, 1997 but before January 1, 2001, the following provision shall apply in addition to the provisions contained in Section 6.6(c):

     Notwithstanding the provisions of subsection (i) to the contrary, any Participant who is not a 5% Owner and attains age 70 1/2 on or after January 1, 1996 but prior to January 1, 2001 shall begin to receive distribution of his or her vested Account no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, unless the Participant elects to defer distribution of his or her Account until no later than April 1 of the calendar year following the calendar year in which the Participant retires. The provisions of this Section 6.6 shall be administered in accordance with applicable Treasury Regulations and Internal Revenue Service rulings and other releases.